Exhibit 10.1

LETTER TO VICE PRESIDENT AND CHIEF FINANCIAL OFFICER REGARDING
NON-RENEWAL OF EMPLOYMENT CONTRACT

Jeffrey G. Vogelsang
5537 S. Hyde Park Blvd.
Chicago, IL 60637
(312) 925-9972

August 13, 2007

Mr. R. Michael McEntee
Chief Financial Officer
Fansteel Inc.
570 Lake Cook Road, Suite 200
Deerfield, IL 60015

Dear Mr. McEntee:

I am writing on behalf of the Board of Directors of Fansteel Inc. in regards to your employment agreement dated January 16, 2004. As per the terms of the Amendment, we are providing you with notice of non-renewal under the automatic renewal provisions. With this notice, your existing employment contract will expire on January 23, 2008.

Please feel free to contact myself or any of the Board members if you should have any questions.

Sincerely,

/s/ Jeffrey G. Vogelsang
Jeffrey G. Vogelsang
Board Member, Fansteel Inc.